EXHIBIT 99.1


EQUIDYNE

Press  release


EQUIDYNE  CORPORATION  ANNOUNCES  RESULTS  OF  SHAREHOLDERS'  MEETING



Vancouver, British Columbia, September 17, 2003 - - EQUIDYNE CORPORATION (the "Company", Amex: IJX) announced today that the nominees of MFC Bancorp Ltd. ("MFC", Nasdaq: MXBIF) have been elected to the Board of Directors of Equidyne at the shareholders' meeting held on September 9, 2003. Over 75% of the votes cast at the meeting were voted in favor of the MFC nominees.

The Company further announced that Michael Smith has been appointed as the Company's President, Chief Executive Officer and Chief Financial Officer.

Michael Smith commented, "We would like to thank shareholders for the support they gave to us in our efforts to establish a new Board of Directors for the Company. We look forward to building value for Equidyne's shareholders."

For  further  information  please  call  Rene  Randall  at  (604)  683  5767.


Certain statements included herein are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Management of Equidyne cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of Equidyne to differ include, but are not necessarily limited to, the risks and uncertainties discussed in documents filed by Equidyne with the Securities and Exchange Commission.




                              EQUIDYNE CORPORATION
               SUITE 1620 400 BURRARD STREET VANCOUVER BC V6C 3A6
                    PHONE (604) 683 5767 FAX (604) 683-3205